UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 16, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Following the recently completed contribution of oil and gas properties by Arkoma Drilling, L.P. and Williston Drilling, L.P., entities owned by Jerry Jones and his family to Comstock Resources, Inc. (the "Company") in exchange for the issuance of shares of common stock of the Company, each of Cecil E. Martin, David W. Sledge, David K. Lockett and Frederic D. Sewell (together, the “Retiring Directors”) resigned from the Company’s Board of Directors on August 16, 2018.

The resignations of the Retiring Directors were not a result of any disagreements between the Company and the Retiring Directors on any matter relating to the Company's operations, policies or practices.

M. Jay Allison, Roland O. Burns, Elizabeth B. Davis, Morris E. Foster and Jim L. Turner, will continue to serve on the Company's Board of Directors.  Jay Allison will continue to serve as Chairman of the Board of Directors and Jim Turner will assume the role of Lead Director.

The Board of Directors has determined not to fill the vacancies resulting from the resignations of the Retiring Directors at this time.

The Company has issued a press release, dated August 16, 2018, announcing the resignation of the Retiring Directors. A copy of the press release is being furnished, not filed, with this Current Report on Form 8-K and is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Press Release dated August 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 16, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer